                                                                    EXHIBIT 10.5


EXCEPT AS OTHERWISE PROVIDED HEREIN, THE RIGHTS OF PAYEE (AS HEREINAFTER DEFINED) TO RECEIVE PAYMENT OF ANY PRINCIPAL OR INTEREST ON THIS SUBORDINATED PROMISSORY NOTE IS SUBJECT AND SUBORDINATE TO THE PRIOR PAYMENT OF THE PRINCIPAL OF, (AND PREMIUM, IF ANY) AND THE INTEREST ON, ALL OTHER INDEBTEDNESS OF MAKER (AS HEREINAFTER DEFINED), NOW OUTSTANDING, WHETHER SECURED OR UNSECURED, AND ANY DEFERRALS, RENEWALS, EXTENSIONS OF SUCH INDEBTEDNESS OR ANY DEBENTURES, BONDS, OR NOTES EVIDENCING SUCH INDEBTEDNESS (THE "SENIOR INDEBTEDNESS"). UPON ANY RECEIVERSHIP, INSOLVENCY, ASSIGNMENT FOR THE BENEFIT OF CREDITORS, BANKRUPTCY, REORGANIZATION, SALE OF SUBSTANTIALLY ALL OF THE ASSETS, DISSOLUTION, LIQUIDATION, OR ANY OTHER MARSHALLING OF THE ASSETS AND LIABILITIES OF MAKER OR IF THIS SUBORDINATED PROMISSORY NOTE IS DECLARED DUE AND PAYABLE IN ACCORDANCE WITH ITS TERMS, THEN NO AMOUNT SHALL BE PAID BY MAKER WITH RESPECT TO THE PRINCIPAL AND INTEREST HEREON UNLESS AND UNTIL THE PRINCIPAL OF, AND INTEREST ON, ALL SENIOR INDEBTEDNESS THEN OUTSTANDING IS PAID IN FULL.

                          SUBORDINATED PROMISSORY NOTE

$1,000,000                        Dallas, Texas                   March 15, 1996

         FOR VALUE RECEIVED, the undersigned, Brister's Thunder Karts. Inc., a Louisiana corporation ("Maker"), promises to pay to the order of Charles Brister, an individual residing in the state of Louisiana (together with all subsequent holders of this Note, collectively referred to as "Payee"), the principal sum of One Million Dollars ($1,000,000), payable as provided herein, plus accrued interest on the outstanding principal balance as herein specified.

         The principal and accrued interest thereon shall be due and payable by Maker to the Payee in accordance with the schedule set forth on Exhibit A hereto. All past due interest shall bear interest at the highest rate permitted by applicable law. Principal and accrued interest under this Note, or any portion thereof, may be prepaid without penalty. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance of any such payments or prepayments shall be applied to outstanding principal in the order of maturity.

         Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law. If any interest in excess of such maximum rate is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this transaction giving rise to the execution hereof, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the maximum rate of interest permitted by applicable law shall be deemed, charged, required or permitted by a court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.

         This Note is secured by a Security Agreement dated the date hereof executed by the Pledgors named therein ("Pledgors") in favor of Payee covering the collateral more fully described on Exhibit B hereto.

         Maker, and any endorser or guarantors of this Note and all other persons who may become liable for all or any part of the obligations represented by this Note, severally waive presentment for payment, protest, notice of protest and of nonpayment, notice of intention to accelerate, and notice of acceleration.

         In the event of default by Maker in the payment of any part of the principal or interest on this Note when due and the continuance thereof for fifteen (15) days following Maker's and Pledgors' receipt of written notice of such default, the entire unpaid balance of principal and accrued interest on this Note shall, at the option of Payee, become immediately due and payable. Failure by the holder to exercise any option upon one (1) default will not constitute a waiver thereof or the waiver of the right to exercise such option in the event of a subsequent default. If after default this Note is placed in the hands of an attorney for collection or is collected through judicial proceedings, Maker shall pay, in addition to the sums referred to above, a reasonable sum as collection or attorneys' fees and all other costs incurred by the holder in collection of the unpaid amounts due hereunder.

         In addition, in the event that the parent company of Maker, Karts International Incorporated, successfully completes an underwritten public offering of its common stock, the entire unpaid balance of principal and accrued interest on this Note shall, at the option of Payee, become immediately due and payable.

         This Note is made and is performable in Dallas, Dallas County, Texas. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the 15th day of March, 1996.

                                           BRISTER'S THUNDER KARTS, INC.

                                           By: /s/ V. LYNN GRAYBILL
                                               --------------------------------
                                               V. Lynn Graybill, President

                                   EXHIBIT A

                                PAYMENT SCHEDULE

         The following annualized amounts shall be paid in equal quarterly payments during the years set forth below beginning on June 15, 1996:

                                                       Principal   Total Amount
   Year       Interest Rate (%)     Interest Payable    Payable       Payable
   ----       -----------------     ----------------   ---------   ------------
1996-1997            8                 $  80,00        $      0      $ 80,000

1997-1998            9                   90,000               0        90,000

1998-1999           10                  100,000               0       100,000

1999-2000           11                  110,000         250,000       360,000

2000-2001           12                   90,000         250,000       340,000

2001-2002           13                   65,000         250,000       315,000

2002-2003           14                   35,000         250,000       285,000





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                                   EXHIBIT B

                                   COLLATERAL

                               Number of Shares   Market Price    Aggregate
         Company               of Common Stock     Per Share     Market Value
         -------               ----------------   ------------  -------------
Hunter Resources, Inc.             1,000,000        $  .50      $  500,000.00

NewCare Health Corporation           196,464         2.545         500,000.88

                                                    TOTAL       $1,000,000.88